UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006 (December 12, 2006)

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350, New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

224 South 108th Avenue, Omaha, Nebraska 68154

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2006, the Compensation Committee of the Board of Directors of the Company approved the 2007 Fiscal Year Management Incentive Compensation Plan (the “2007 MIC Plan”). Key employees of the Company, including NEOs, are eligible to receive an annual bonus under the 2007 MIC Plan. The amount of the annual bonus award under the 2007 MIC Plan will be based on, for NEOs who are senior corporate executives, the Company’s revenue, operating margin, recurring revenue and earnings per share, and for NEOs who are segment-level corporate executives, the Company’s revenue and operating margin, the relevant segment-level revenue and operating/contribution margin(s) and, in some cases, segment-level recurring revenue. Attached as Exhibit 10.1 to this Current Report is a description of the 2007 MIC Plan which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit No.	Description
10.1	Description of the 2007 Fiscal Year Management Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of the 2007 Fiscal Year Management Incentive Compensation Plan